SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2013

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1.	Election of Directors.

All of the nominees for director were elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-votes

Deborah G. Arnold	10,396,627	3,662,212	14,187,306
Steven D. Barnhart	10,356,004	3,702,835	14,187,306
Joel Brooks	10,040,019	4,018,820	14,187,306
Stephen P. Herbert	10,385,706	3,673,133	14,187,306
Albin F. Moschner	13,360,526	698,313	14,187,306
Frank A. Petito, III	13,355,752	703,087	14,187,306
Jack E. Price	10,058,807	4,000,032	14,187,306
William J. Reilly, Jr.	10,388,042	3,670,797	14,187,306
William J. Schoch	10,397,938	3,660,901	14,187,306

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2013.

The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2013 was approved, and the voting results were as follows:

Votes For	23,859,299
Votes Against	4,037,307
Abstentions	349,539
Broker Non-Votes	0

3.	Approval of the USA Technologies, Inc. 2013 Stock Incentive Plan.

The Company’s shareholders approved the Company’s 2013 Stock Incentive Plan, and the voting results were as follows:

Votes For	10,174,229
Votes Against	3,627,947
Abstentions	256,657
Broker Non-Votes	14,187,313

4.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	10,554,376
Votes Against	3,150,368
Abstentions	354,094
Broker Non-Votes	14,187,306

5.	Advisory Vote on Frequency of Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders voted, on an advisory basis, to conduct future advisory votes on named executive officer compensation every one year, and the voting results were as follows:

Votes For Every 1 Year	13,040,595
Votes For Every 2 Years	378,733
Votes For Every 3 Years	213,574
Abstentions	425,936
Broker Non-Votes	14,187,306

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 26, 2013	By:	/s/ Stephen P. Herbert
Stephen P. Herbert
Chairman & Chief Executive Officer